Exhibit 99
                            O2 SECURE WIRELESS, INC.

                              FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004


                                TABLE OF CONTENTS


                                                                          PAGE


REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM ......................... F-1

BALANCE SHEET ............................................................ F-2

STATEMENT OF OPERATIONS .................................................. F-3

STATEMENT OF STOCKHOLDERS' EQUITY ........................................ F-4

STATEMENT OF CASH FLOWS .................................................. F-5

NOTES TO FINANCIAL STATEMENTS ............................................ F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
O2 SECURE WIRELESS, INC.
Atlanta, Georgia

We have audited the accompanying balance sheet of O2 SECURE WIRELESS, INC. a Georgia corporation in the development stage) as of September 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from October 29, 2003, inception, to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of O2 SECURE WIRELESS, INC. as of September 30, 2004, and the results of its operations and its cash flows for the period from October 29, 2003, inception, to September 30, 2004., in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not earned substantial revenues. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Braverman International, P.C.
Prescott, Arizona
November 20, 2004, except as to Note
10, as to which the date is May 4, 2005

                                O2 SECURE WIRELESS, INC.
                             (a Development Stage Company)
                                     ---------------
                                      BALANCE SHEET



                                                             September 30, 2004
                                     ASSETS                    ----------------

CURRENT ASSETS:
   Cash                                                        $         15,713
   Cash in escrow                                                       200,227
   Advances to related parties                                           30,794
   Deferred charge                                                       50,000
   Other current assets                                                     466
                                                               ----------------

     TOTAL CURRENT ASSETS                                               297,200

PROPERTY AND EQUIPMENT, net of accumulated depreciation                  85,767
                                                               ----------------

                                                               $        382,967
                                                               ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Unsecured loan payable                                      $         13,898
   Funds held for investor                                              200,227
   Accrued payroll                                                       27,000
                                                               ----------------

     TOTAL CURRENT LIABILITIES                                          241,125
                                                               ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, no par value, 10,000,000 shares
     authorized, -0-  shares issued and outstanding                         -0-
   Common stock, no par value, 50,000,000 shares authorized,
     17,266, 666 issued and outstanding                                 304,167
   Contributed capital                                                   42,300
   (Deficit) accumulated during the development stage                  (204,625)
                                                               -----------------

     Total Stockholders' Equity                                         141,842
                                                               ----------------

                                                               $        382,967
                                                               ================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.
                                      F-2

                                O2 SECURE WIRELESS, INC.
                             (a Development Stage Company)
                                    ---------------
                                STATEMENT OF OPERATIONS



                                                               October 29, 2003
                                                               (Inception) to
                                                             September 30, 2004
                                                             ------------------
REVENUES:
   Service subscriptions                                       $             22
   Other                                                                     71
                                                                ---------------

     Total revenues                                                          93
                                                                ---------------

COSTS AND EXPENSES:
   Cost of service - subscriptions                                       13,012
   Selling, general and administrative:
     Salary expense                                                      78,550
     Professional fees                                                   92,235
     Other                                                               20,496
   Depreciation expense                                                     425
                                                               ----------------

     Total costs and expenses                                           204,718
                                                               ----------------

NET (LOSS)                                                     $       (204,625)
                                                               ================

BASIC NET (LOSS) PER SHARE                                     $           (.01)
                                                               ================

Weighted Average Number of Common Shares Outstanding                 16,451,632
                                                               =================


                    SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.
                                      F-3

                                O2 SECURE WIRELESS, INC.
                             (a Development Stage Company)
                                    ---------------
                                STATEMENT OF CASH FLOWS



                                                               October 29, 2003
                                                                (Inception) to
                                                             September 30, 2004
                                                             ------------------
OPERATING ACTIVITIES:
   Net (loss) from operations                                  $       (204,625)
     Stock issued for services                                            4,167
     Capital contributed for services                                    42,300
     Costs paid by investor                                              70,000
     Depreciation expense                                                   425
   Adjustments to reconcile net (loss) to net cash (used)
     by operating activities:
       Other current assets                                                (466)
       Accrued payroll                                                   27,000
                                                               ----------------

     NET CASH (USED) BY OPERATING ACTIVITIES                            (61,199)
                                                               ----------------

INVESTING ACTIVITIES:
   Purchase of equipment and capitalized
     installation costs                                                 (86,192)
                                                               ----------------

     NET CASH (USED) BY INVESTING ACTIVITIES                            (86,192)
                                                               ----------------

FINANCING ACTIVITIES:
   Advances to related parties                                          (20,794)
   Unsecured loan payable                                                13,898
   Proceeds from sale of common stock                                   170,000
                                                               ----------------

     NET CASH PROVIDED BY FINANCINGACTIVITIES                           163,104
                                                               ----------------

NET INCREASE IN CASH                                                     15,713

CASH, October 29, 2003 (Inception)                                           -0-
                                                               ----------------

CASH, September 30, 2004                                       $         15,713
                                                               ================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.
                                      F-4

                                             O2 SECURE WIRELESS, INC.
                                           (a Development Stage Company)
                                                  ---------------
                                         STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                       (Deficit)
                                                                                     Accumulated
                                                   Common Stock                      During the
                                            -------------------------  Contributed   Development
                                                Shares       Amount       Capital       Stage            Total
                                            ------------ ------------ ------------- -------------- --------------
Balance, October 29, 2003 (Inception)                 -0- $        -0- $         -0- $          -0- $          -0-

Stock issued for cash or services:
 To officers, at assigned value:
   October 29, 2003                           21,500,000        2,000                                       2,000
   Stock canceled - December 20, 2003         (4,500,000)                                                      -0-
   Stock canceled - April 24, 2004            (4,000,000)                                                      -0-
  To unrelated parties, at assigned value:
     March 2, 2004                             1,500,000        1,000                                       1,000
     April 24, 2004                            1,750,000        1,167                                       1,167

Stock issued at $.30 per share:
    June 21, 2004                                100,000       30,000                                      30,000
    June 30, 2004                                300,000       90,000                                      90,000
    August 5, 2004                               266,666       80,000                                      80,000
    August 18, 2004                              300,000       90,000                                      90,000
    September 2, 2004                             50,000       15,000                                      15,000

Stock offering costs                                           (5,000)                                     (5,000)

Capital contributed by officers for services                                 42,300                        42,300

Net loss                                                                                  (204,625)      (204,625)
                                            ------------ ------------ ------------- -------------- --------------

Balance, September 30, 2004                   17,266,666  $   304,167  $     42,300  $    (204,625) $     141,842
                                            ============ ============ ============= ============== ==============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.
                                      F-5

                            O2 SECURE WIRELESS, INC.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History
O2 Secure Wireless, Inc. (the Company) is a Georgia corporation formed on October 29, 2003. The business plan of the Company is to install and manage local wireless internet connection networks for multi-domestic unit (MDU) environments in the southeastern U.S, such as multi-family residence developments and apartment/condominium complexes. The Company is in the development stage as defined in Statement on Financial Accounting Standards
(SFAS) No. 7. While the Company has completed its first MDU installation and began providing connection services to end user subscribers as of September 30, 2004, since inception the Company has realized no significant earned revenues. The Company's fiscal year-end is September 30.

Going Concern
The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. It has sustained operating losses since inception, and has been dependent upon private placements of stock to provide sufficient working capital in order to finance its development activities. The Company's ability to continue in existence is dependent upon developing additional sources of capital and/or achieving profitable operations. Management's plan is to raise capital through additional private offerings, while actively seeking installation agreements with MDUs and generating profitable revenue-producing connectivity subscriptions with network end-users. The Company is presently pursuing a registration of its common stock through a Form SB-2 filing with the Securities and Exchange Commission. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition
Revenues are generated by month-to-month internet connection subscriptions with individual end-users. Subscription revenues are recognized in the month service is provided. Billing is made by pre-authorized charge to a subscriber's credit card for the month the service is to be provided.

Network Installation Cost Recognition
Prior to obtaining end-user subscriptions, the Company obtains an installation agreement with an MDU, and incurs costs to install components and activate a wireless network that will service the MDU. Installation costs, which include hardware components, direct labor and related travel and per diem costs, are capitalized as incurred and depreciated on a straight-line basis over three years beginning at the time the network is placed in service in order to match installation costs against related subscription revenues. Capitalized installation costs are included (net of depreciation) in property and equipment in the accompanying balance sheet.

Cost of Service
Direct costs related to providing subscriber services, other than those specifically identifiable to the initial MDU installation costs described above, are charged as incurred and classified as Cost of Service in the Company's financial statements. These include such costs as system testing and maintenance, bulk bandwidth costs, email/website hosting, and contracted labor or allocated employee costs for general system and customer service support.
                                      F-6

Property and Equipment
Property and equipment are recorded at cost. Except for capitalized network installation costs described above, depreciation for other capital asset purchases is provided on a straight-line basis over the estimated useful lives of the related assets, which range from 5 - 7 years.

Income Taxes
The Company uses the liability method of accounting for income taxes pursuant to SFAS No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future periods of temporary differences between the tax bases of assets and liabilities and their financial amounts at year-end.

Loss per Common Share
Basic loss per common share is calculated based upon the weighted average number of common shares outstanding during the period presented, in accordance with the SFAS No. 128. In determining the weighted average number of common shares outstanding, all shares issued at nominal value, net of subsequent share cancellations, are considered as outstanding as of the inception date.
Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 2 - CASH IN ESCROW/FUNDS HELD FOR INVESTOR

On April 24, 2004, the Company and a foreign company investor executed an Escrow Agreement, whereby the Company was designated as an escrow agent to hold funds received from the investor that may be used, at the investor's direction, to purchase shares of the Company's common stock under a separately executed Securities Purchase Agreement (see Note 7). Under the terms of the Escrow Agreement, cash received by the Company is required to be held in a separate depository account and may not be co-mingled with the general assets of the Company, and may not be disbursed except upon the express written direction of the investor. The escrowed cash balance and offsetting liability were $200,227 at September 30, 2004.

Since June 2004, the investor has provided substantially all of the cash flow used to sustain the Company, since its efforts to sell common stock commencing April 24, 2004, under Regulation S of the Securities Act of 1933, began.

NOTE 3 - ADVANCES TO RELATED PARTIES

The Company's Chief Executive Officer (CEO) and Chief Financial Officer (CFO), who are also the sole directors of the Company, have, from time to time, made loans to the Company and received advances from the Company. The loans from, and advances to, the Company's officers have no repayment terms, are non-interest bearing and are unsecured. As of September 30, 2004, the net amount owed the Company by the officers was $20,794, which is included in advances to related parties in the accompanying balance sheet.
                                      F-7

From time to time, Pilot Corporate Services, Inc. (Pilot), a management services company related by common ownership, has received funds from the Company via the escrow account (see Note 2), which funds are to be held and disbursed on behalf of the Company for payment of professional fees associated with the preparation of a Form SB-2 registration statement to be filed with the Securities and Exchange Commission. During the period from inception through September 30, 2004, Pilot received $15,000 for payment of fees to other professionals. Pilot used $5,000 of that amount for payment of fees, which is classified as offering costs in the accompanying statement of stockholders' equity, and was holding $10,000 at September 30, 2004, which is included in advances to related parties in the accompanying balance sheet.

NOTE 4 - DEFFERED CHARGE

Deferred charge represents the unamortized portion of fees paid in advance to Pilot under a 1-year services agreement commencing March 2004 (see Note 7). The total amount paid to Pilot under the agreement was $120,000. The fees paid are expensed on a straight-line basis over the period services are to be rendered. As of September 30, 2004, the unamortized balance is included as a deferred charge in the accompanying balance sheet of $50,000.

NOTE 5 - PROPERTY AND EQUIPMENT

Equipment                                            $              8,891
Furniture and fixtures                                                 -0-
Installation components                                            13,393
Capitalized installation costs                                     63,908
                                                       ------------------
                                                                   86,192
Less: Accumulated depreciation                                        425
                                                       ------------------
                                                     $             85,767
                                                      ===================

NOTE 6 - UNSECURED NOTE PAYABLE

The unsecured note payable represents amounts received from an unrelated party on a non-interest bearing and unsecured basis. There are no repayment terms for this loan.

NOTE 7 - STOCKHOLDERS' EQUITY

Shares Issued for Services
At inception of the Company, a total of 21,500,000 common shares were issued to the Company's four founding directors/officers services valued at $500 each.

On December 20, 2003, by agreement with one of the four founding directors/officers upon his resignation from the Company, the Company cancelled 4,500,000 shares initially issued to the officer/director, leaving him with 1,000,000 shares, and issued the individual a warrant to purchase 1,000,000 shares of common stock for $1.00 per share until December 20, 2006.

On April 24, 2004, by agreement with one of the four founding directors/officers upon his resignation from the Company, the Company cancelled 4,000,000 shares initially issued to the officer/director, leaving him with 1,000,000 shares, and issued the individual a warrant to purchase 1,000,000 shares of common stock for $1.00 per share until April 24, 2007.
                                      F-8

By a consulting agreement dated March 2, 2004, the Company issued Pilot 1,500,000 shares of common stock for management and consulting services to be performed over a one year period. The shares were valued at $1,000.

By a consulting agreement dated March 30, 2004, the Company issued a foreign individual investor 1,750,000 shares of common stock for management and consulting services to be performed over a six month period. The shares were valued at $1,167.

Equity Financing

On April 24, 2004, the Company executed a Regulation S Securities Purchase Agreement (the Purchase Agreement) with a foreign investor to provide working capital for the Company's development activities. Under the Purchase Agreement, the Company agreed to sell the investor up to 4,000,000 common shares for $.30 per share until December 31, 2004. In a series of purchases from June 21, 2004 to September 2, 2004, the investor subscribed and paid for 1,016,666 shares, for a total consideration of $305,000.

Contributed Capital
Contributed capital since inception of $42,300 consists of non-cash services provided by three founding shareholders/officers.

NOTE 8 - INCOME TAXES

There was no current federal tax provision or benefit recorded for any period since inception, nor were there any recorded deferred income tax assets, as such amounts were completely offset by valuation allowances. The Company has a net operating loss carryover for income tax purposes of $240,393 as of September 30, 2004, which expires in 2024. The following is an analysis of deferred tax assets as of September 30, 2004:

                                                Deferred    Valuation
                                              Tax Assets    Allowance    Balance
                                             ----------- ------------ ----------
Deferred tax assets at September 30, 2004    $    91,207    $ (91,207) $     -0-

The deferred tax assets were computed at an effective combined federal and state income tax rate of 38 percent. In accordance with SFAS No. 109, the valuation allowance was based on the results of operations as of September 30, 2004. Because it is uncertain as to whether the Company will have taxable income in future periods to realize any deferred tax benefits arising from this loss carryover, none have been recorded as of September 30, 2004.

The  following  is  a  reconciliation   from  the  expected  statutory  combined
federal/state income tax rate to the Company's actual income tax rate for the period from inception through September 30, 2004:

Expected income tax (benefit) at combined
 federal/state statutory tax rate                (38%)
Valuation allowance                               38%
                                                 ----
Actual income tax (benefit)                        0%
                                                =====
                                      F-9

NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash flows affecting the cash in escrow and the related funds held for investor in the accompanying balance sheet are not presented in the accompanying statement of cash flows. As disclosed in Note 2, the Company is an escrow agent on behalf of an investor, and therefore has no financial rights or obligations associated with these accounts. As disclosed in Note 7, from inception to September 30, 2004 ,$5,000 was paid directly by the investor for offering costs.

NOTE 10 - SUBSEQUENT EVENTS

Operating Lease Commitment On December 9, 2004, the Company entered into an 18-month non-cancelable operating lease for office space for its headquarter operations in Norcross, Georgia beginning January 1, 2005. Minimum base lease rental is $1,864 per month for the first 12 months and $2,202 per month thereafter. In addition to the monthly base lease payment, the Company is charged a pro rata share of building operating costs by the lessor. The lease is personally guaranteed by the Company's CEO and CFO.


Distribution Agreement
Effective as of January 1, 2005, the Company entered into a Sole Distributor Agreement with Netconx D&C Wireless, LLC (NCX), under which the Company has the right to purchase wireless cards for access points at a fixed price for three years, subject to adjustments based on changes in NCX's cost for the cards. The Company may use the cards for internal use or may resale the wireless cards to third-party users. In the event the Company resells the cards to third parties, the Company is obligated to pay additional amounts based on the gross profit realized from the sale. In addition, the Company is obligated to pay an additional $100 royalty on each outdoor access point that is manufactured from a card. The Company is obligated to make the cards and access points available for sale to third parties at a reasonable price, and NCX is barred from reselling the cards or access points to third parties. Pursuant to the Sole Distributor Agreement, the Company issued NCX 2,000,000 shares of common stock, which is subject to cancellation on a pro rata basis in the event the Sole Distributor Agreement is terminated for any reason within three years of its date. In addition, 1,000,000 of the shares are subject to cancellation in the event the Chief Information Officer's employment with the Company (see note under Employment Agreements) is terminated for any reason within three years of the date of the Sole Distributor Agreement. Another 1,000,000 of the shares are subject to cancellation in the event the Chief Technical Officer's employment with the Company (see note under Employment Agreements) is terminated for any reason within three years of the date of the Sole Distributor Agreement.

Extension of Regulation S Securities Purchase Agreement
Effective January 1, 2005, the Company extended the term of a Purchase Agreement (see Note 7) with the investor from December 31, 2004 to September 30, 2005. In consideration for the extension, the Company issued the investor a warrant to purchase 500,000 shares of common stock for $0.30 per share until June 30, 2008.

Employment Agreements
As of March 31, 2005, the Company entered into written employment agreements with its executive officers, as follows:

o The CEO for three years ending December 31, 2007 at an annual salary of $80,000 per year.

o The CFO for three years ending December 31, 2007 at an annual salary of $80,000 per year.
                                      F-10

o The Chief Information Officer for three years ending December 31, 2007. Until the Company reaches monthly revenues of $57,000 per month for three consecutive months, this officer's compensation is $5,000 for each property in which the Company's wireless internet system is successfully deployed and operating. After the Company reaches monthly revenues of $57,000, this officer's compensation will be an annual salary of $100,000 per year. In addition, the Company granted this officer warrants to purchase 500,000 shares of common stock at $1.00 at any time until December 31, 2007. This individual is an officer and shareholder of NCX, with which the Company has executed a Sole Distributor Agreement (see note under Distribution Agreement).

o The Chief Technical Officer for three years ending December 31, 2007. Until the Company reaches monthly revenues of $57,000 per month for three consecutive months, this officer's compensation is $5,000 for each property in which the Company's wireless internet system is successfully deployed and operating. After the Company reaches monthly revenues of $57,000, this officer's compensation will be an annual salary of $100,000 per year. In addition, the Company granted this officer warrants to purchase 500,000 shares of common stock at $1.00 at any time until December 31, 2007. This individual is an officer and shareholder of NCX, with which the Company has executed a Sole Distributor Agreement (see note under Distribution Agreement).

The employment agreements with the Company's officers each contain provisions that bar the officer from competing with the Company, from soliciting Company employees or customers, or from disclosing Company confidential information or trade secrets during employment and for a period of time thereafter. In addition, the employment agreements contain provisions that prevent the employee from selling any of the Company's common stock, except in amounts less than are permitted under Rule 144.

Advances to Officers
In March 2005, cash advances of $45,200 each were made by the Company to its CEO and CFO, which were unsecured and had no repayment terms. On May 4, 2005, $90,000 of these advances was repaid to the Company by the officers via personal loans obtained from a foreign individual investor. The loan terms stipulate that, on April 25, 2008, each officer is to repay the stockholder one payment of $50,000 for principal and accrued interest. In addition, each officer is to sell the stockholder 400,000 shares of personally-held common stock of the Company. The loans are collateralized by each officer's pledge of 150,000 shares of personally-held common stock of the Company. The loan terms do not involve any encumbrances or guarantees by the Company.
                                      F-11